Exhibit 99.1

Contact:	Doug Guarino	Director of Corporate Relations	781-647-3900
	Jon Russell	Vice President of Finance
INVERNESS MEDICAL INNOVATIONS ANNOUNCES
THIRD QUARTER 2009 RESULTS
WALTHAM, MA...October 27, 2009...Inverness Medical Innovations, Inc. (NYSE: IMA), a global leader in enabling individuals to take charge of their health at home through the merger of rapid diagnostics and health management, today announced its financial results for the quarter ended September 30, 2009.
Financial results for the third quarter of 2009:
•	Net revenue of $535.8 million for the third quarter of 2009, compared to $438.8 million for the third quarter of 2008.

•	GAAP net income available to common stockholders and earnings per share of $14.3 million and $0.17 per diluted common share, compared to GAAP net loss available to common stockholders and loss per share of $9.1 million and $0.12 per common share, for the third quarter of 2008.

•	Adjusted cash basis net income available to common stockholders and earnings per share of $66.6 million and $0.74 per diluted common share, compared to $37.7 million and $0.46 per diluted common share, for the third quarter of 2008.
Highlights for the third quarter of 2009:
•	Currency adjusted organic revenue growth of 9.2% in our Professional Diagnostics business, excluding North American influenza sales.

•	North American influenza sales totaled $40.4 million for the third quarter of 2009, compared to $6.8 million for the third quarter of 2008.

•	Recent acquisitions contributed $37.4 million of incremental net revenue, compared to the third quarter of 2008.
The Company’s GAAP results for the third quarter of 2009 include amortization of $65.4 million, $6.2 million of restructuring charges, $7.8 million of stock-based compensation expense, a $0.7 million charge associated with the write-up to fair market value of inventory acquired in connection with the acquisition of Concateno plc, a $1.9 million compensation charge incurred in connection with the acquisition of Concateno plc, a $0.3 million loss recorded in connection with deferred purchase price consideration to be paid with our common stock and $5.1 million of acquisition-related costs recorded in accordance with our adoption of ASC 805, Business Combinations, offset by a $3.4 million gain on the disposition of our Diamics, Inc. operations and a $2.9 million net realized foreign currency gain associated with restricted cash established in connection with the Concateno plc acquisition. GAAP results for the third quarter of 2008 include amortization of $60.0 million, $5.8 million of restructuring charges and $7.0 million of stock-based compensation expense. These amounts, net of tax, have been excluded from the adjusted cash basis net income per common share for the respective quarters.
A detailed reconciliation of the Company’s adjusted cash basis net income, which is a non-GAAP financial measure, to net income (loss) under GAAP, as well as a discussion regarding this non-GAAP financial measure, is included in the schedules to this press release.
The Company will host a conference call beginning at 10:00 a.m. (Eastern Time) today, October 27, 2009, to discuss these results as well as other corporate matters. During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.
The conference call may be accessed by dialing 706-679-1656 (domestic and international), an access code is not required, or via a link on the Inverness website at www.invmed.com. It is also available via link at https://event.meetingstream.com/r.htm?e=173280&s=1&k=869A5F5A4B771B69A9B01D767DE15ABF. An archive of the call will be available from the same link approximately two hours after the conclusion of the live call and will be accessible for 90 days. Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available at the Inverness website (www.invmed.com/News.cfm) shortly before the conference call begins and will continue to be available on this website for 30 days.
For more information about Inverness Medical Innovations, please visit our website at http://www.invernessmedical.com.
By developing new capabilities in near-patient diagnosis, monitoring and health management, Inverness Medical Innovations enables individuals to take charge of improving their health and quality of life at home. Inverness’ global leading products and services, as well as its new product development efforts, focus on infectious disease, cardiology, oncology, drugs of abuse and women’s health. Inverness is headquartered in Waltham, Massachusetts.
Source: Inverness Medical Innovations

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation to Non-GAAP Adjusted Cash Basis Amounts
(in $000s, except per share amounts)

	Three Months Ended September 30, 2009					Three Months Ended September 30, 2008
				Non-GAAP						Non-GAAP
				Adjusted						Adjusted
		Non-GAAP		Cash				Non-GAAP		Cash
	GAAP	Adjustments		Basis (a)		GAAP		Adjustments		Basis (a)
Net product sales and services revenue	$527,962	$—		$527,962		$433,034		$—		$433,034
License and royalty revenue	7,848	—		7,848		5,766		—		5,766

Net revenue	535,810	—		535,810		438,800		—		438,800
Cost of net revenue	252,842	(14,084)	(b) (c) (d) (e)	238,758		210,652		(12,721)	(b) (c) (d)	197,931

Gross profit	282,968	14,084		297,052		228,148		12,721		240,869
Gross margin	53%			55%		52%				55%
Operating expenses:

Research and development	27,720	(2,462)	(b) (c) (d)	25,258		25,693		(2,387)	(b) (c) (d)	23,306
Selling, general and administrative	204,642	(67,325)	(b) (c) (d) (f)	137,317		189,208		(57,165)	(b) (c) (d)	132,043
Gain on disposition	(3,355)	3,355	(g)	—		—		—		—

Operating income	53,961	80,516		134,477		13,247		72,273		85,520
Interest and other income (expense), net	(29,625)	(504)	(c) (h) (i) (j)	(30,129)		(24,752)		300	(c)	(24,452)
Income tax provision (benefit)	6,253	28,818	(k)	35,071		(4,696)		26,018	(k)	21,322
Equity earnings of unconsolidated entities, net of tax	2,059	1,139	(b) (c)	3,198		3,150		237	(b)	3,387

Net income (loss)	$20,142	$52,333		$72,475		$(3,659)		$46,792		$43,133

Preferred stock dividends	$(5,843)			$(5,843)		$(5,393)				$(5,393)

Net income (loss) available to common stockholders	$14,299			$66,632		$(9,052)				$37,740

Net income (loss) per common share
Basic	$0.18			$0.82		$(0.12)				$0.48

Diluted	$0.17			$0.74	(m)	$(0.12)	(l)			$0.46	(n	)

Weighted average common shares — basic	81,625			81,625		77,995				77,995

Weighted average common shares — diluted	83,418			98,616	(m)	77,995	(l)			83,169	(n	)

(a) In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from net income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “net income or loss on an adjusted cash basis” presented in this press release may not be comparable to similar measures used by other companies.
(b) Amortization expense of $65.4 million and $60.0 million in the third quarter of 2009 and 2008 GAAP results, respectively, including $10.3 million and $10.5 million charged to cost of sales, $0.9 million and $1.0 million charged to research and development and $54.0 million and $48.3 million charged to selling, general and administrative, in the respective periods, with $0.2 million charged through equity earnings of unconsolidated entities, net of tax during each of the respective periods.
(c) Restructuring charges associated with the decision to close facilities of $6.2 million and $5.8 million for the third quarter of 2009 and 2008 GAAP results, respectively. The $6.2 million charge for the third quarter of 2009 included $2.6 million charged to cost of sales, $0.1 million charged to research and development, $2.4 million charged to selling, general and administrative, $0.2 million charged to interest expense and $0.9 million charged through equity earnings of unconsolidated entities, net of tax. The $5.8 million charge for the third quarter of 2008 included $1.8 million charged to cost of sales, $0.3 million charged to research and development, $3.4 million charged to selling, general and administrative and $0.3 million charged to interest expense. These charges have been excluded from net income or loss because they have a significant impact on results yet do not occur on a consistent or regular basis in the Company’s business.
(d) Compensation costs of $7.8 million and $7.0 million associated with stock-based compensation expense for the third quarter of 2009 and 2008 GAAP results, respectively, including $0.6 million and $0.4 million charged to cost of sales, $1.4 million and $1.1 million charged to research and development and $5.8 million and $5.5 million charged to selling, general and administrative, in the respective quarters.
(e) Write-off in the amount of $0.7 million relating to an inventory write-up recorded in connection with the acquisition of Concateno plc during the third quarter of 2009.
(f) Acquisition-related costs in the amount of $5.1 million recorded in connection with the adoption of ASC 805, Business Combinations, on January 1, 2009.
(g) A $3.4 million gain associated with management’s decision to dispose of our Diamics, Inc. operations.
(h) A $2.9 million net realized foreign currency gain associated with restricted cash established in connection with the acquisition of Concateno plc.
(i) A $1.9 million compensation-related charge recorded in connection with the acquisition of Concateno plc.
(j) A $0.3 million loss recorded in connection with the deferred payment of a portion of the ACON Second Territory Business purchase price consideration to be paid with our common stock.
(k) Tax effect on adjustments as discussed above in notes (b), (c), (d), (e) (f), (g), (h), (i) and (j).
(l) For the three months ended September 30, 2008, potential dilutive shares were not used in the calculation of diluted net loss per common share under GAAP because inclusion thereof would be antidilutive.
(m) Included in the weighted average diluted common shares for the calculation of net income per common share for the three months ended September 30, 2009, on an adjusted cash basis, are dilutive shares consisting of 1,793,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were potential dilutive shares consisting of 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities, 11,146,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock and 614,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business. The diluted net income per common share calculation for the three months ended September 30, 2009, on an adjusted cash basis, includes the add back of interest expense related to the convertible debt of $0.7 million, the add back of $5.8 million of preferred stock dividends related to the Series B convertible preferred stock and the add back of interest expense related to the ACON Second Territory Business of $0.1 million resulting in net income available to common stockholders of $73.3 million for the three months ended September 30, 2009.
(n) Included in the weighted average diluted common shares for the calculation of net income per common share for the three months ended September 30, 2008, on an adjusted cash basis, are dilutive shares consisting of 1,763,000 common stock equivalent shares from the potential exercise of stock options and warrants and potential dilutive shares consisting of 3,411,000 common stock equivalent shares from the potential conversion of convertible debt securities. The net income per diluted share calculation for the three months ended September 30, 2008, on an adjusted cash basis, includes the add back of interest expense related to the convertible debt of $0.7 million resulting in net income available to common stockholders of $38.4 million. Potential dilutive shares consisting of 10,316,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock for the three months ended September 30, 2008 were not used in the calculation of diluted net income per common share, on an adjusted cash basis, because inclusion thereof would be antidilutive.

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation to Non-GAAP Adjusted Cash Basis Amounts
(in $000s, except per share amounts)

	Nine Months Ended September 30, 2009				Nine Months Ended September 30, 2008
				Non-GAAP				Non-GAAP
				Adjusted				Adjusted
		Non-GAAP		Cash		Non-GAAP		Cash
	GAAP	Adjustments		Basis (a)	GAAP	Adjustments		Basis (a)
Net product sales and services revenue	$1,419,472	$—		$1,419,472	$1,190,684	$—		$1,190,684
License and royalty revenue	20,588	—		20,588	21,476	—		21,476

Net revenue	1,440,060	—		1,440,060	1,212,160	—		1,212,160
Cost of net revenue	683,898	(38,729	)(b)(c)(d)(e)	645,169	597,520	(53,560	)(b)(c)(d)(e)	543,960

Gross profit	756,162	38,729		794,891	614,640	53,560		668,200
Gross margin	53%			55%	51%			55%

Operating expenses:
Research and development	80,811	(7,793	)(b)(c)(d)	73,018	86,426	(13,080	)(b)(c)(d)	73,346
Selling, general and administrative	570,154	(182,614	)(b)(c)(d)(f)	387,540	496,687	(142,286	)(b)(c)(d)	354,401
Gain on disposition	(3,355)	3,355	(h)	—	—	—		—

Operating income	108,552	225,781		334,333	31,527	208,926		240,453
Interest and other income (expense), net	(71,235)	(231	)(c)(g)(i)(j)	(71,466)	(84,151)	8,615	(c)(g)	(75,536)
Income tax provision (benefit)	11,927	79,189	(k)	91,116	(13,274)	71,050	(k)	57,776
Equity earnings of unconsolidated entities, net of tax	5,539	4,597	(b)(c)	10,136	1,169	6,678	(b)(c)	7,847

Net income (loss)	$30,929	$150,958		$181,887	$(38,181)	$153,169		$114,988

Preferred stock dividends	$(17,056)			$(17,056)	$(8,500)			$(8,500)

Net income (loss) available to common stockholders	$13,873			$164,831	$(46,681)			$106,488

Net income (loss) per common share
Basic	$0.17			$2.07	$(0.60)			$1.37

Diluted	$0.17			$1.92 (m)	$(0.60) (l)			$1.30 (n)

Weighted average common shares — basic	79,682			79,682	77,630			77,630

Weighted average common shares — diluted	81,110			95,864 (m)	77,630 (l)			83,390 (n)

(a)	In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from net income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “net income or loss on an adjusted cash basis” presented in this press release may not be comparable to similar measures used by other companies.

(b)	Amortization expense of $185.3 million and $155.1 million in the first nine months of 2009 and 2008 GAAP results, respectively, including $30.5 million and $34.2 million charged to cost of sales, $3.2 million and $2.8 million charged to research and development and $150.9 million and $117.4 million charged to selling, general and administrative, in the respective periods, with $0.7 million charged through equity earnings of unconsolidated entities, net of tax during each of the respective periods.

(c)	Restructuring charges associated with the decision to close facilities of $16.5 million and $45.7 million in the first nine months of 2009 and 2008 GAAP results, respectively. The $16.5 million charge for the nine months ended September 30, 2009 included $6.1 million charged to cost of sales, $0.9 million charged to research and development, $5.1 million charged to selling, general and administrative, $0.5 million charged to interest expense and $3.9 million charged through equity earnings of unconsolidated entities, net of tax. The $45.7 million charge for the nine months ended September 30, 2008 included $16.4 million charged to cost of sales, $6.9 million charged to research and development, $9.6 million charged to selling, general and administrative, $6.9 million charged to interest expense and $6.0 million charged through equity earnings of unconsolidated entities, net of tax. These charges have been excluded from net income or loss because they have a significant impact on results yet do not occur on a consistent or regular basis in the Company’s business.

(d)	Compensation costs of $20.3 million and $19.7 million associated with stock-based compensation expense in the first nine months of 2009 and 2008 GAAP results, respectively, including $1.5 million and $1.0 million charged to cost of sales, $3.7 million and $3.4 million charged to research and development and $15.1 million and $15.3 million charged to selling, general and administrative, in the respective periods.

(e)	Write-off in the amount of $0.7 million and $2.0 million during the nine months ended September 30, 2009 and 2008, respectively, relating to inventory write-ups recorded in connection with the acquisitions of Concateno plc during the third quarter of 2009 and BBI Holdings Plc. during the first quarter of 2008, respectively.

(f)	Acquisition-related costs in the amount of $11.5 million recorded in connection with the adoption of ASC 805, Business Combinations,on January 1, 2009.

(g)	A $2.9 million net realized foreign currency gain and a $1.7 million net realized foreign currency loss during the nine months ended September 30, 2009 and 2008, respectively, associated with restricted cash established in connection with the acquisitions of Concanteno plc during the third quarter of 2009 and BBI Holdings Plc during the first quarter of 2008, respectively.

(h)	A $3.4 million gain associated with management’s decision to dispose of our Diamics, Inc. operations.

(i)	A $1.9 million compensation-related charge recorded in connection with the acquisition of Concateno plc.

(j)	A $0.3 million loss recorded in connection with the deferred payment of a portion of the ACON Second Territory Business purchase price consideration to be paid with our common stock.

(k)	Tax effect on adjustments as discussed above in notes (b), (c), (d), (e) (f), (g), (h), (i) and (j).

(l)	For the nine months ended September 30, 2008, potential dilutive shares were not used in the calculation of diluted net loss per common share under GAAP because inclusion thereof would be antidilutive.

(m)	Included in the weighted average diluted common shares for the calculation of net income per common share for the nine months ended September 30, 2009, on an adjusted cash basis, are dilutive shares consisting of 1,428,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were potential dilutive shares consisting of 3,422,000 common stock equivalent shares from the potential conversion of convertible debt securities, 10,985,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock and 346,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business. The diluted net income per common share calculation for the nine months ended September 30, 2009, on an adjusted cash basis, includes the add back of interest expense related to the convertible debt of $2.1 million, the add back of $17.1 million of preferred stock dividends related to the Series B convertible preferred stock and the add back of interest expense related to the ACON Second Territory Business of $0.2 million resulting in net income available to common stockholders of $184.2 million for the nine months ended September 30, 2009.

(n)	Included in the weighted average diluted common shares for the calculation of net income per common share for the nine months ended September 30, 2008, on an adjusted cash basis, are dilutive shares consisting of 2,349,000 common stock equivalent shares from the potential exercise of stock options and warrants and potential dilutive shares consisting of 3,411,000 common stock equivalent shares from the potential conversion of convertible debt securities. The net income per diluted share calculation for the nine months ended September 30, 2008, on an adjusted cash basis, includes the add back of interest expense related to the convertible debt of $2.1 million resulting in net income available to common stockholders of $108.6 million. Potential dilutive shares consisting of 5,479,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock for the nine months ended September 30, 2008 were not used in the calculation of diluted net income per common share, on an adjusted cash basis, because inclusion thereof would be antidilutive.

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in $000s)

	September 30,	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$555,871	$141,324
Restricted cash	3,098	2,748
Marketable securities	907	1,763
Accounts receivable, net	363,054	280,608
Inventories, net	223,103	199,131
Prepaid expenses and other current assets	169,370	196,969

Total current assets	1,315,403	822,543

PROPERTY, PLANT AND EQUIPMENT, NET	324,020	284,483
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	5,188,346	4,717,704
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	154,332	130,630

Total assets	$6,982,101	$5,955,360

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$19,612	$19,509
Other current liabilities	450,311	345,836

Total current liabilities	469,923	365,345

LONG-TERM LIABILITIES:
Notes payable, net of current portion	2,134,398	1,501,025
Deferred tax liabilities	506,074	462,787
Other long-term liabilities	393,023	347,365

Total long-term liabilities	3,033,495	2,311,177

TOTAL STOCKHOLDERS’ EQUITY	3,478,683	3,278,838

Total liabilities and stockholders’ equity	$6,982,101	$5,955,360